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Exhibit 21.1

SUBSIDIARIES OF REGISTRANT
as of 10/31/98

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
                                                                                                                Percentage
                                                                                                                of Voting
                                                                                                                Securities
                                                                                                                Owned by
                                                                                     State of                   Immediate
Name                                                                                 Incorporation              Parent
----                                                                                 -------------              ----------
ABM Industries Incorporated                                                          Delaware                   Registrant
(*)  ABM Engineering Services Company                                                California                 100%
     ABM Facility Services Company                                                   California                 100%
     ABM Family of Services                                                          California                 100%
     ABM Janitorial Services - Northern California                                   California                 100%
     ABM Janitorial Services - Southern California+                                  California                 100%
     ABM Janitorial Services Co., Ltd.                                               British Columbia           100%
     Accurate Janitor Service, Inc. +                                                California                 100%
     American Building Maintenance Co. - West                                        California                 100%
     American Building Maintenance Co. of  Boston                                    California                 100%
     American Building Maintenance Co. of Georgia                                    California                 100%
     American Building Maintenance Co. of Illinois                                   California                 100%
     American Building Maintenance Co. of New York                                   California                 100%
     American Building Maintenance Co. of Utah+                                      California                 100%
     American Building Service Company+                                              California                 100%
     American Plant Protection, Inc.                                                 California                 100%
     American Public Services                                                        California                 100%
     American Security and Investigative Services, Inc.                              California                 100%
        ABMI Investigative Services+                                                 California                 100%
        ABMI Security Services, Inc.                                                 California                 100%
        American Commercial Security Services, Inc.                                  California                 100%
     Ampco System Parking                                                            California                 100%
     Amtech Elevator Services                                                        California                 100%
     Amtech Energy Services                                                          California                 100%
     Amtech Lighting Services                                                        California                 100%
     Amtech Lighting Services of Illinois                                            California                 100%
     Amtech Lighting & Electrical Services.                                          California                 100%
     Amtech Reliable Elevator Company of Texas+                                      Texas                      100%
     Beehive Parking, Inc.                                                           Utah                       100%
     Bonded Maintenance Company                                                      Texas                      100%
     Bradford Building Services, Inc.                                                California                 100%
     Canadian Building Maintenance Co., Ltd.                                         British Columbia           100%
     CommAir Mechanical Services                                                     California                 100%
     Commercial Air Conditioning of Northern California, Inc. +                      California                 100%
     Commercial Property Services, Inc.                                              California                 100%
     Easterday Janitorial Supply Company                                             California                 100%
     Servall Services Inc.                                                           Texas                      100%
     Supreme Building Maintenance, Ltd.                                              British Columbia           100%
     System Parking, Inc.                                                            California                 100%
     Towel and Linen Service, Inc.+                                                  California                 100%
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(*)  Subsidiary relationship to registrant or to subsidiary parents shown by progressive indentation.

+    Inactive companies.